Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE

QUARTER AND YEAR ENDED DECEMBER 31, 2013

ANGLETON, TX, FEBRUARY 4, 2014 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, today announced financial results for the fourth quarter and year which ended December 31, 2013.

	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012
Net sales (in millions)	$757	$600	$634
Net income (in millions)	$67	$24	$18
Net income – non-GAAP (in millions)	$24	$17	$18
Diluted EPS	$1.24	$0.43	$0.33
Diluted EPS – non-GAAP	$0.43	$0.31	$0.33
Operating margin (%)	8.0%	4.9%	3.9%
Operating margin – non-GAAP (%)	4.1%	3.5%	3.7%

	Year Ended
	December 31,
	2013	2012
Net sales (in millions)	$2,506	$2,468
Net income (in millions)	$111	$57
Net income – non-GAAP (in millions)	$69	$68
Diluted EPS	$2.03	$1.00
Diluted EPS – non-GAAP	$1.26	$1.21
Operating margin (%)	4.6%	3.1%
Operating margin – non-GAAP (%)	3.5%	3.5%

“We completed 2014 with a robust fourth quarter and year-over-year growth. Revenue and earnings exceeded our fourth quarter expectations with growth driven organically by revenue from new programs as well as revenue contributions from recent acquisitions,” said Gayla J. Delly, the Company’s President and CEO. “Strong revenues combined with operating discipline allowed us to achieve an operating margin of 4.1% for the quarter. We see continued strength in our pipeline of opportunities and are optimistic about the long-term growth of the Company.”

Fourth Quarter 2013 Highlights

•         Revenue of $757 million increased 26% from Q3 2013.

•         New program bookings in Q4 2013 were $150 million to $180 million.

•         Restructuring and integration and acquisition-related costs totaled $2 million.

•         Thailand flood related items includes insurance recoveries of $31 million including $11 million for property, plant and equipment losses and $20 million for inventory and business interruption losses. The recovery process with our insurance carriers is largely complete and we expect final resolution in the first quarter of 2014.

•         Cash flows used in operating activities for Q4 2013 were approximately $1 million, which includes approximately $20 million of Thailand flood insurance recoveries for inventory and business interruption losses.

•         Cash and cash equivalents balance was $346 million at December 31, 2013.

•         Accounts receivable was $560 million at December 31, 2013; calculated days sales outstanding were 67 days compared to 64 days at September 30, 2013 and 65 days at December 31, 2012.

•         Inventory was $397 million at December 31, 2013; inventory turns were 7.0 times compared to 5.6 at September 30, 2013 and 7.3 at December 31, 2012.

•         Repurchases of common shares for the fourth quarter totaled $10 million or 462 thousand  shares.

•         Non-GAAP operating margin for the fourth quarter was 4.1%.

Fourth Quarter Industry Sector Update

The following table sets forth revenue by industry sector for the quarters ended December 31, 2013, September 30, 2013 and December 31, 2012.

	December 31,	September 30,	December 31,
	2013	2013	2012
Computers and related products for business
enterprises	32%	30%	33%
Industrial control equipment	27	31	27
Telecommunication equipment	24	20	25
Medical devices	10	12	10
Testing and instrumentation products	7	7	5
	100%	100%	100%

First Quarter 2014 Outlook

•         Revenue between $630 and $660 million.

•         Diluted earnings per share between $0.29 and $0.34 (excluding restructuring, integration and Thailand flood related items).

Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark Electronics, Inc. provides integrated manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment (which includes equipment for the aerospace and defense industry), testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include facilities in seven countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance. The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statements “we see continued strength in our pipeline of opportunities and are optimistic about the long-term growth of the Company” and “the recovery process with our insurance carriers is largely complete and we expect final resolution in the first quarter of 2014”, our sales and diluted earnings per share (excluding special items) guidance for the first quarter of 2014, as well as other statements, express or implied, concerning: the potential recovery of insurance proceeds; future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update any such forward-looking statements. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2012, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Sales	$756,843	$633,933	$2,506,467	$2,468,150
Cost of sales	697,000	588,474	2,319,983	2,291,412
Gross profit	59,843	45,459	186,484	176,738
Selling, general and administrative expenses	29,120	22,218	99,331	89,951
Restructuring charges and integration
and acquisition-related costs	2,025	1,427	9,348	2,200
Asset impairment charge and other	-	-	2,606	-
Thailand flood related items, net of insurance	(31,577)	(2,770)	(41,325)	9,028
Income from operations	60,275	24,584	116,524	75,559
Interest expense	(531)	(490)	(1,934)	(1,580)
Interest income	691	371	1,688	1,306
Other income (expense), net	(661)	58	(101)	154
Income before income taxes	59,774	24,523	116,177	75,439
Income tax expense (benefit)	(7,715)	6,408	5,018	18,832
Net income	$67,489	$18,115	$111,159	$56,607

Earnings per share:
Basic	$1.26	$0.33	$2.05	$1.01
Diluted	$1.24	$0.33	$2.03	$1.00

Weighted-average number of shares used in calculating earnings per share:
Basic	53,773	55,038	54,213	56,320
Diluted	54,327	55,256	54,779	56,634

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$345,555	$384,579
Accounts receivable, net	559,763	459,081
Inventories, net	396,699	324,041
Other current assets	40,816	46,490
Total current assets	1,342,833	1,214,191
Long-term investments	9,921	10,324
Property, plant and equipment, net	185,319	176,104
Goodwill and other, net	119,298	100,858
Total assets	$1,657,371	$1,501,477

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of capital lease obligations	$582	$497
Accounts payable	320,953	260,622
Accrued liabilities	76,842	69,396
Total current liabilities	398,377	330,515
Capital lease obligations, less current installments	9,521	10,103
Other long-term liabilities	22,440	21,334
Shareholders’ equity	1,227,033	1,139,525
Total liabilities and shareholders’ equity	$1,657,371	$1,501,477